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                                                                      EXHIBIT 11



                          INDEPENDENT AUDITOR'S CONSENT




To the Trustees
Municipal Fund for Temporary Investment:


We consent to the use of our report dated January 10, 1996 incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Auditors" and "Financial Statements" in the Statements of Additional Information in the Registration Statement.




                            /s/ KPMG Peat Marwick LLP




Philadelphia, PA
March 20, 1997